UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 25, 2010 (October 22, 2010)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-21873	39-3924586
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
311 S. Wacker Drive, Suite 3900
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 22, 2010, First Industrial Realty Trust, Inc. (the “Company”), First Industrial, L.P. (the “Operating Partnership”), JP Morgan Chase Bank, N.A. (“Chase”) and certain other lenders entered into an amendment and restatement (the “New Credit Facility”) of that certain Fifth Amended and Restated Unsecured Revolving Credit Agreement dated as of September 28, 2007 among the Operating Partnership, the Company, Chase and the other lenders thereunder (as previously amended, the “Old Credit Facility”). The New Credit Facility matures on September 28, 2012 and provides for a $200 million term borrowing and an aggregate $200 million of revolving borrowings by the Operating Partnership. For the term borrowing, the New Credit Facility requires interest-only payments through March 29, 2012 at LIBOR plus 325 basis points or at a base rate plus 225 basis points, at the Operating Partnership’s election. From March 30, 2012 until maturity, the New Credit Facility requires, in addition to interest payments at those rates, quarterly principal payments of $10,000,000. For the revolving borrowings, the New Credit Facility provides for interest-only payments at LIBOR plus 275 or at a base rate plus 175 basis points, at the Operating Partnership’s election. The Company has fully and unconditionally guaranteed payment of borrowings under the New Credit Facility. The Operating Partnership intends to use the New Credit Facility for general business purposes, including, without limitation, working capital needs and repayment of indebtedness. Each of the Company and the Operating Partnership has had or may have with one or more of the lenders party to the New Credit Facility customary banking relationships through which a variety of financial services are, were or will be provided, including investment banking, underwriting, lending, commercial banking, treasury management, trustee and other advisory services, and for which such lenders will receive or have received customary fees and expenses.
     The description herein of the New Credit Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the New Credit Facility filed as Exhibit 10.1 hereto.
     The Old Credit Facility commitment was for $500 million in revolving borrowings, which could be increased, subject to certain conditions, to $700 million. The Old Credit Facility provided for interest only payments at LIBOR plus 100 basis points or at Chase’s prime rate, at the Operating Partnership’s election.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
     On October 25, 2010, the Company issued a press release with respect to the New Credit Facility. A copy of the press release is attached and incorporated by reference as Exhibit 99.1.
     The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1.	Sixth Amended and Restated Unsecured Revolving Credit and Term Loan Agreement dated as of October 22, 2010 among the Operating Partnership, the Company, JP Morgan Chase Bank, N.A. and the other lenders thereunder (incorporated by reference to Exhibit 10.1 of the Form 8-K of First Industrial Realty Trust, Inc. dated October 25, 2010, File No. 1-13102).

99.1	First Industrial Realty Trust, Inc. Press Release dated October 25, 2010 (furnished pursuant to Item 7.01) (incorporated by reference to Exhibit 99.1 of the Form 8-K of First Industrial Realty Trust, Inc. dated October 25, 2010, File No. 1-13102).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL, L.P.
By:	FIRST INDUSTRIAL REALTY TRUST, INC., its general partner

By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Acting Chief Financial Officer

Date: October 25, 2010